Unaudited Condensed Consolidated Pro Forma Balance Sheet
And Statements of Operations
For the Nine months ended September 30, 2007 and the year ended
December 31, 2006

On December 17, 2007, Achievers Magazine Inc. (the “Company”) acquired all of the issued and outstanding capital stock of Talent International Investment Limited from its sole stockholder, Sincere Investment (PTC), Ltd. Talent is the sole stockholder of Xinghe Yongle Carbon Co., Ltd., which has a contractual operation to manage the business of Xinghe Xingyong Carbon Co., Ltd. As a result of these agreements, on an ongoing basis, the financial statements of the Company will include the financial statements of Xingyong, which is the operating entity. Pursuant to the share exchange agreement, the Company issued all shares of the Common Stock of the Company to Sincere 9,388,172 shares of the common stock (reflecting a 1.6 for one share distribution pursuant to which each share of common stock becomes converted into 1.6 shares), representing 71.0% of shares outstanding after the issuance of the shares and the purchase by the Company of 3,340,000 shares. The shares acquired by the Company have been cancelled, except for 1,000,000 shares which remain outstanding and are being held in escrow pending payment of the $700,000 balance of the purchase price and a $100,000 fee payable in connection with the transaction.

The accompanying unaudited condensed pro forma consolidated balance sheet represents the consolidated financial position of Company and Xingyong as though the reorganization of the Company and the acquisition of Xingyong had occurred on September 30, 2007. The accompanying unaudited condensed pro forma consolidated statements of operations for the nine months ended on September 30, 2007 and for the year ended December 31, 2006 present the operations of the combined entities as though the reorganization and acquisition had occurred at the beginning of each of those periods.

The unaudited condensed pro forma consolidated financial information is for illustrative purposes and is not necessarily the financial position and results of operations that would have occurred had the reorganization and acquisition actually occurred on those days or for any other period.

All references in these unaudited condensed pro forma consolidated statements to the number of shares outstanding per share amounts of parent and the Company’s common stock have been restated to reflect the effect of the 1.6 for one share distribution described above.

Achievers Magazine Inc
Unaudited Condensed Consolidated Pro Forma Balance Sheet
As of September 30, 2007

	Xinghe Xingyong Carbon Co., Ltd	Achievers Magazine Inc	Adjustment	Pro Forma Results
ASSETS

Current Assets
Cash and cash equivalents	$51,321	$-	$-	$51,321
Trade accounts receivable	3,835,666	0	0	3,835,666
Notes receivable	160,277	0	0	160,277
Prepaid expenses	15,369	0	0	15,369
Advance to suppliers and other receivables	270,188	0	0	270,188
Inventories	13,764,441	0	0	13,764,441
Total current assets	18,097,262	-	-	18,097,262

Property and equipment, net	19,327,765	0	0	19,327,765

Land use rights, net of accumulated amortization of 86,097 and 66,432, respectively	2,121,558	0	0	2,121,558

	$39,546,585	$-	$-	$39,546,585

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,009,913	$418,000	$(418,000)	$1,009,913
Taxes payable	372,245	0	0	372,245
Notes payable	6,016,487	28,000	(28,000)	6,016,487
Loan from shareholder	4,542,306	0	0	4,542,306
Total current liabilities	11,940,951	445,000	(445,000)	11,940,951

Stockholders' Equity

Registered capital	6,650,544	6,000	(6,000)	6,650,544
Accumulated other comprehensive income	2,141,725	0	0	2,141,725
Retained earnings	18,813,365	(451,000)	451,000	18,813,365
Total stockholders' equity	27,605,634	(445,000)	445,000	27,605,634

	$39,546,585	$(445,000)	$445,000	$39,546,585

Achievers Magazine Inc
Unaudited Condensed Consolidated Pro Forma of Operations and comprenesive Income
For Nine Months Ended September 30, 2007

	Xinghe Xingyong Carbon Co., Ltd	Achievers Magazine Inc	Pro Forma Results

Sales	$18,799,732	$-	$18,799,732

Cost of Goods Sold	15,067,613		15,067,613

Gross Profit	3,732,119	40,000	3,772,119

Operating Expenses
Selling expenses	110,050	0	110,050
General and administrative	559,517	108,000	667,517
Depreciation and amortization	13,176	0	13,176
Total operating expenses	682,743	108,000	790,743

Other Income (Expense)
Other income	286,779	0	286,779
Interest Income	377	0	377
Loss on disposal of assets	0	0	0
Interest Expense	(393,540)	-	(393,540)
Total other income (expense)	(106,384)	-	(106,384)

Net Income Before Provision for Income Tax	2,942,992	0	2,942,992

Provision for Income Taxes	0	0	0

Net Income	$2,942,992	$(108,000)	$2,834,992

The Components of Other Comprehensive Income
Net Income	$2,942,992	$(108,000)	$2,834,992
Foreign currency translation adjustment	1,237,745	-	1,237,745

Comprehensive Income	$4,180,737	$(108,000)	$4,072,737

Basic and Diluted Earnings Per Share			$0.33

Basic and Diluted Weighted Average Shares Outstanding			12,224,182

Achievers Magazine Inc
Unaudited Condensed Consolidated Pro Forma of Operations and comprenesive Income
For the Year Ended December 31, 2006

	Xinghe Xingyong Carbon Co., Ltd	Achievers Magazine Inc	Pro Forma Results

Sales	$17,199,071	$-	$17,199,071

Cost of Goods Sold	13,234,378	0	13,234,378

Gross Profit	3,964,693	0	3,964,693

Operating Expenses
Selling expenses	330,586	0	330,586
General and administrative	555,629	102,000	657,629
Depreciation and amortization	16,949	0	16,949
Total operating expenses	903,164	102,000	1,005,164

Other Income (Expense)
Other income	86,850	0	86,850
Interest Income	223	0	223
Loss on disposal of assets	(45,323)	0	(45,323)
Interest Expense	(421,981)	-	(421,981)
Total other income (expense)	(380,231)	-	(380,231)

Net Income Before Provision for Income Tax	2,681,298	(102,000)	2,579,298

Provision for Income Taxes
Current	-	-	-
Deferred	-	-	-
	-	-	-

Net Income	$2,681,298	$(102,000)	$2,579,298

The Components of Other Comprehensive Income
Net Income	$2,681,298	$(102,000)	$2,579,298
Foreign currency translation adjustment	798,900	-	798,900

Comprehensive Income	$3,480,198	$(102,000)	$3,378,198

Basic and Diluted Earnings Per Share			$0.28

Basic and Diluted Weighted Average Shares Outstanding			12,224,182